UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2025, Stardust Power Inc., a Delaware corporation (the “Company”) received Notice from Nasdaq indicating that, because the market value of the Company’s Common Stock had been below $50,000,000 for 30 consecutive business days, the Company no longer complied with the minimum market value of listed securities requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules (the “MVLS Rule”).

The Company was provided with an initial compliance period of 180 calendar days, or until September 30, 2025, to regain compliance with the MVLS Rule. The Company did not regain compliance with the MVLS Rule during the allotted time period.

Accordingly, on October 1, 2025, the Company received a staff delist determination letter from the Nasdaq Listing Qualifications Department, as a result of its failure to regain compliance with the MVLS Rule.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”). This hearing request will automatically stay Nasdaq’s delisting of the Company’s common stock and warrants pending the Panel’s decision and any extension provided by the Panel. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier.

As previously reported by Stardust on March 24, 2025, the Company received deficiency letters from the Staff on March 18, 2025, and March 19, 2025, notifying the Company that it was not in compliance with (i) Nasdaq Listing Rule 5450(b)(2)(C) requiring a listed company to maintain a minimum Market Value of Publicly Held Shares, as defined by Nasdaq, of $15 million and (ii) Nasdaq Listing Rule 5450(a)(1) requiring a listed company to maintain a minimum bid price of $1.00 per share, respectively (such requirements, the “Listing Requirements”). In accordance with Nasdaq rules, the Company successfully achieved compliance with these Listing Requirements within the stipulated given period of 180 calendar days (or by/until September 15, 2025).

Forward Looking Statements

This current report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Panel may issue a decision, more quickly than expected, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARDUST POWER INC.

Date: October 3, 2025	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

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